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                                                               EXHIBIT 4.5


             UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Registered             THE SHERWIN-WILLIAMS COMPANY                 Registered
----------               7.45% DEBENTURE DUE 2097                   ----------
No. 2                                                               CUSIP
---                                                                  ----

Original Issue Date:                      Maturity Date:
      February 10, 1997                        February 1, 2097

Principal Amount:
      $

Interest Rate:                            Specified Currency:
      7.45%                                    U.S. Dollars

Interest Payment Dates:                   Regular Record Dates:
      February 1                               January 15
      August 1                                 July 15

                                          Optional Shortening
                                            of Maturity Date:

                                          As set forth in Section 7 on
                                             the reverse side hereof.

Redemption at Option
of the Company:

      Redemption Date(s)                       Redemption Price(s)
      -----------------                        -------------------
      At Any Time                              As set forth in Section 5
                                               on the reverse side hereof.

             This Debenture is a registered Debenture of THE SHERWIN-WILLIAMS COMPANY, an Ohio corporation (together with its successors, if any, the "Company"). This Debenture is one of a series of Securities (as defined on the reverse hereof) issued under the Indenture referred to on the reverse hereof (the "Debentures"). Subject to the provisions hereof, the Company, for



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value received, hereby promises to pay to CEDE & CO., or registered assigns, the
Principal Amount set forth on the face hereof on the Maturity Date shown above and to pay the premium, if any, and interest, if any, thereon, as described on the reverse hereof.

             The principal of (and premium, if any) and interest, if any, on this Debenture are payable by the Company in such coin or currency specified on the face hereof as at the time of payment shall be legal tender for the payment of public and private debts.

             REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS DEBENTURE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

             Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Debenture shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

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             IN WITNESS WHEREOF, THE SHERWIN-WILLIAMS COMPANY has caused this
Debenture to be signed in its name by its Chairman of the Board, its Vice Chairman, its President or a Vice President (or any other officer performing similar functions), and by its Treasurer, Secretary, an Assistant Treasurer or an Assistant Secretary (or any other officer performing similar functions), or by facsimiles of any of their signatures, and its corporate seal, or a facsimile thereof, to be hereto affixed.

                                            THE SHERWIN-WILLIAMS COMPANY

Dated:                                      By:
      ---------------------                    -----------------------------
                                               Larry J. Pitorak
                                               Senior Vice
                                               President-Finance,
                                               Treasurer and Chief Financial
                                               Officer

[Seal]                                      By:
                                               -----------------------------
                                               Cynthia D. Brogan
                                               Vice President and Assistant
                                               Treasurer

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TRUSTEE'S CERTIFICATE OF AUTHENTICATION

             This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

THE CHASE MANHATTAN BANK,
as Trustee

BY:
   -------------------------

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                       REVERSE OF 7.45% DEBENTURE DUE 2097

                          THE SHERWIN-WILLIAMS COMPANY
                            7.45% Debenture Due 2097

             1. This Debenture is one of the duly authorized issue of debentures, notes, bonds or other evidences of indebtedness (hereinafter called the "Securities") of the Company, of the series hereinafter specified, all issued or to be issued under and pursuant to the Indenture dated as of February 1, 1996 (the "Indenture"), between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank) (the "Trustee"), to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations and duties thereunder of the Trustee and any agent of the Trustee, any Paying Agent for this Debenture, the Company and the Holders of the Securities and the terms upon which the Securities are issued and are to be authenticated and delivered.

             The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as provided or permitted in the Indenture. This Debenture is one of the series of Securities of the Company issued pursuant to the Indenture designated as the 7.45% Debentures Due 2097 (herein called the "Debentures"), limited in aggregate principal amount to $150,000,000. The Debentures, together with the Company's other outstanding 7.45% Debentures Due 2027 issued on the Original Issue Date specified on the face hereof, if any, shall constitute one series of Securities for purposes of the Indenture.

             2. A. The regular record date ("Regular Record Date") with respect to any Interest Payment Date (as defined below) shall be the applicable date specified as such on the face hereof (whether or not such date shall be a Business Day (as defined below)) immediately preceding such Interest Payment Date. Interest which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name a Debenture is registered at the close of business on the Regular Record Date next preceding such Interest Payment Date. "Business Day" means any day, other than a Saturday or

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Sunday, that is not a legal holiday or a day on which banking institutions are authorized or required by law, regulation or executive order to be closed in The City of New York.

               In connection with any calculations of the rate of interest hereon, all percentages will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001) (with five one-millionths of a percentage point being rounded upward) and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

               B. The Company promises to pay interest on the principal amount at the rate per annum shown on the face hereof until the Principal Amount hereof is paid or made available for payment or upon earlier redemption. The Company will pay interest semiannually on the Interest Payment Dates set forth on the face hereof (each such date an "Interest Payment Date"), commencing with the first Interest Payment Date following the Original Issue Date shown on the face hereof and on the Maturity Date. Interest shall accrue from and including the most recent Interest Payment Date or, if no interest has been paid or duly provided for, from and including the Original Issue Date shown on the face hereof, to but excluding the Interest Payment Date. The amount of such interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. If an Interest Payment Date with respect to a Debenture would otherwise be a day that is not a Business Day, such Interest Payment Date shall not be postponed; PROVIDED, HOWEVER, that any payment required to be made in respect of such Debenture on a date (including the Maturity Date) that is not a Business Day for such Debenture need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment.

           3. A. The principal of and any premium and interest on a Debenture are payable by the Company in U.S. dollars.

               B. As long as the Debentures are represented by one or more global securities, all payments of interest will be made by the Company in immediately available funds. Otherwise, U.S. dollar payments of interest on Debentures will be made, except as provided below, by check mailed to the Holders of such Debentures. A Holder of $10,000,000 or more in

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aggregate principal amount of Debentures shall be entitled to receive such U.S.
dollar interest payments by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Paying Agent not later than 15 calendar days prior to the applicable Interest Payment Date. Principal and any premium and interest payable at the Maturity Date or on redemption of a Debenture will be paid in immediately available funds upon surrender of such Debenture at the corporate trust office or agency of the Paying Agent in The City of New York.

                C. Initially, The Chase Manhattan Bank will be the Paying Agent and the Registrar with respect to the Debentures. The Company reserves the
right at any time to vary or terminate the appointment of any   Paying Agent or
Registrar and to appoint additional or other Paying Agents and additional or other Registrars and to approve any change in the office through which any Paying Agent or Registrar acts, provided that there will at all times be a Paying Agent and Registrar in The City of New York.

             4. The Debentures are not subject to any sinking fund.

             5. The Debentures are redeemable as a whole or in part, at the option of the Company at any time, at a redemption price determined by the Company equal to the greater of (i) 100% of the principal amount of the Debentures to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments (as hereinafter defined) thereon discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 0.15%, plus accrued interest on the principal amount being redeemed to the date of redemption. Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Debentures to be redeemed. Such notice need not set forth the redemption price but only the manner of calculation thereof.

             "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

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             "Comparable Treasury Issue" means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Debentures to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Debentures.

             "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

             "Reference Treasury Dealer" means Salomon Brothers Inc and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

             "Remaining Scheduled Payments" means, with respect to any Debenture, the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an Interest Payment Date with respect to such Debenture, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

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             Promptly after the Company determines the redemption price, it will give the Trustee written notice thereof.

             If less than all the Debentures are to be redeemed, the Trustee shall select the Debentures or portions thereof (in multiples of $1,000) to be redeemed by lot or by such other method as the Trustee considers fair and appropriate. In any case where more than one Debenture is registered in the same name, the Trustee, in its discretion, may treat the aggregate principal amount so registered as if it were represented by one Debenture. The Trustee shall promptly notify the Company in writing of the Debentures selected for redemption and, in the case of any Debentures selected for partial redemption, the principal amount thereof to be redeemed. If any Debenture called for redemption shall not be so paid upon surrender thereof on such redemption date, the principal, premium, if any, and interest shall bear interest until paid from the redemption date at the rate borne by such Debentures. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Debentures or portions thereof called for redemption.

             6. The Debentures are not subject to repayment at the option of the Holders hereof.

             7. Upon the occurrence of a Tax Event (as defined below), the Company may at its option shorten the maturity of the Debentures to the extent required, in the opinion of a nationally recognized independent tax counsel, such that, after shortening the maturity, interest paid on the Debentures will be deductible by the Company for federal income tax purposes. In the event the Company elects to exercise this right to shorten the maturity of the Debentures on the occurrence of a Tax Event, the Company will mail a notice of shortened maturity to the Trustee and to each holder of record of the Debentures by first-class mail not more than 60 days after the occurrence of such Tax Event, stating the new maturity date of the Debentures. Such notice shall be effective immediately upon mailing.

             Such notice to the Trustee shall be accompanied by an Officers' Certificate to the effect that all conditions precedent contained in the Debentures to such shortening of the maturity of the Debentures have been complied with.

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             "Tax Event" means that the Company shall have received an opinion of a national recognized independent tax counsel to the effect that on or after the Original Issue Date, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in laws, or regulations thereunder, of the United States, (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action"), or (c) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, on or after, the Original Issue Date, such change in tax law creates a more than insubstantial risk that interest paid by the Company on the Debentures is not, or will not be deductible, in whole or in part, by the Company for purposes of United States Federal income tax.

             8. If an Event of Default with respect to the Debentures shall occur and be continuing, the principal and interest thereon of all of the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

             9. The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee to enter into supplemental indentures to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Securities of each series under the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding of each series to be affected thereby on behalf of the Holders of all Securities of such series. In addition, the Indenture permits the Company and the Trustee to enter into supplemental indentures to the Indenture, without the consent of Holders, for certain purposes, including to cure any ambiguity or to correct or supplement any provision contained in the Indenture and to make changes that do not adversely affect the rights of any Holder. The Indenture also permits the Holders of a majority in aggregate principal amount of the Securities at the time outstanding of each series on behalf of the Holders of all Securities of such series, to waive certain past defaults and their consequences with respect to such series under the Indenture. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon

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such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture or such other Debentures.

             10. No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and any premium of and any interest on this Debenture at the place, rate and respective times and in the coin or currency herein and in the Indenture prescribed.

             11. The authorized denominations of Debentures are $1,000 and any larger amount that is an integral multiple of $1,000. As provided in the Indenture and except as provided therein and herein, the Debentures are exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

             12. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of a Debenture is registerable in the register, upon surrender of such Debenture for registration of transfer at the office of the Registrar for this series or at the offices of any transfer agent designated by the Company for such purpose. Every Debenture presented or surrendered for registration of transfer, exchange or payment shall (if so required by the Company, the Trustee or the Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, the Trustee and the Registrar, duly executed by the Holder or its attorney duly authorized in writing.

             Prior to due presentment for registration of transfer, the Company, the Trustee, any paying agent and any Registrar may treat the Person in whose name a Debenture is registered as the absolute owner thereof for all purposes, whether or not such Debenture is overdue and notwithstanding any notation of ownership or other writing thereon, and neither the Company nor the Trustee nor any paying agent nor any Registrar shall be affected by notice to the contrary.

             No service charge shall be made for any exchange or registration of transfer of any Debenture, with certain exceptions, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

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             13. This Debenture is a global security. Accordingly, this
Debenture may not be transferred except as a whole by The Depository Trust Company (the "Depositary") to a nominee of such Depositary or by a nominee of such Depositary to the Depositary or another nominee of the Depositary, or by the Depositary or any nominee to a successor Depositary selected or approved by the Company or to any nominee of such successor Depositary. Ownership of beneficial interests in this Debenture will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interest of participants) and the records of participants (with respect to interests of persons other than participants). Such limits may impair the ability to transfer beneficial interests in this Debenture. Except as provided below, owners of beneficial interests in this Debenture will not be entitled to have any individual certificates and will not be considered the owners or Holders thereof under the Indenture.

             None of the Company, the Trustee, any Registrar, the Paying Agent or any agent of the Company or the Trustee will have any responsibility or liability for (a) any aspect of the records relating to or payments made on account of beneficial ownership interests in this Debenture or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, (b) the payments to the beneficial owners of this Debenture of amounts paid to the Depositary or its nominee or (c) any other matter relating to the actions or practices of the Depositary, its nominee or any of its direct or indirect participants.

             Subject to Section 2.15(c)(i) and (ii) of the Indenture, if the Depositary is at any time unwilling, unable or ineligible to continue as depository and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual certificates of such series of like tenor and terms evidencing the Debentures represented hereby in definitive form in an aggregate principal amount equal to the principal amount of the global Debenture or Debentures in exchange for this Debenture. In addition, the Company may at any time and in its sole discretion determine not to have any Debentures represented by one or more global securities and, in such event, will issue individual certificates of such series of like tenor and terms evidencing Debentures in definitive form in an aggregate principal amount equal to the principal amount of the global Debenture or Debentures in exchange for this Debenture.

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             14. Unless otherwise defined herein, all terms used in this
Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

             15. The Indenture and the Debentures shall be construed in accordance with and governed by the laws of the State of New York.

             16. An incorporator or any past, present or future director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under this Debenture or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting this Debenture, each Holder waives and releases all such liability and acknowledges that this waiver and release is part of the consideration for the issue hereof.

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                             CERTIFICATE OF TRANSFER

             FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.
----------------------------------


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Please print or typewrite name and address including zip code of assignee

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the within Debenture and all rights thereunder, hereby irrevocably constituting and appointing
              -----------------------------------------------------------------
attorney to transfer said Debenture on the books of the Registrar with full power of substitution in the premises.

Date:
     --------------------------            ------------------------------------
                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of the
                                            within-mentioned instrument in every
                                            particular, without alteration or
                                            any change whatsoever.

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